EXHIBIT 5.1
December 14, 2006
US BioEnergy Corporation
5500 Cenex Drive
Inver Grove Heights, MN 55077
     Re: US BioEnergy Corporation Registration Statement on Form S-1
Ladies and Gentlemen:
     We have acted as special South Dakota counsel to US BioEnergy Corporation, a South Dakota corporation (the “Company”), in connection with the initial public offering by the Company of up to 11,500,000 shares of the Company's Common Stock, par value $0.01 per share (the “Common Stock”) (including 1,500,000 shares subject to an over-allotment option) pursuant to a Registration Statement on Form S-1, Registration No. 333-136279 as filed with the Securities and Exchange Commission (the “Commission”) on August 3, 2006 under the Securities Act of 1933 (as amended, the “Act”) and Amendments No. 1 through No. 8 thereto (such Registration Statement, as so amended, being hereinafter referred to as the “Registration Statement”), and a related new Registration Statement (the “New Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on December 14, 2006 pursuant to Rule 462(b) under the Act covering 718,750 shares of Common Stock (including 93,750 shares subject to an over-allotment option (the “New Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”).
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the New Registration Statement; (ii) the Registration Statement; (iii) the form of Underwriting Agreement proposed to be entered into by and among the Company, as issuer, and UBS Securities LLC, Piper Jafray & Co., William Blair & Company, L.L.C., and A.G. Edwards & Sons, Inc., as representatives of the several underwriters named therein (the “Underwriters”), filed as an exhibit to the Registration Statement (the “Underwriting Agreement”); (iv) a specimen certificate evidencing the Common Stock; (v) the Second Amended and Restated Articles of Incorporation of the Company, as certified by the Secretary of State of the State of South

December 14, 2006

Dakota; (vi) the Second Amended and Restated By-Laws of the Company, as certified by Gregory S. Schlicht, Secretary of the Company; and (vii) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the New Shares and related matters. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or otherwise, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or otherwise, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not established or verified independently, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.
     Members of our firm are admitted to the bar in the State of South Dakota, and we do not express any opinion as to the effect of any laws, other than the laws of the State of South Dakota, on the opinion stated herein.
     Based upon and subject to the foregoing, we are of the opinion that when (i) the New Registration Statement becomes effective under the Act, (ii) the Underwriting Agreement has been duly executed and delivered and (iii) certificates representing the New Shares in the form of the specimen certificate filed as an exhibit to the Registration Statement have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and have been delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Common Stock as contemplated by the Underwriting Agreement, the issuance and sale of the New Shares will have been duly authorized, and the New Shares will be validly issued, fully paid and nonassessable.

December 14, 2006

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the New Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus forming a part of the New Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.
Respectfully submitted,
/s/ Davenport, Evans, Hurwitz & Smith, L.L.P.
DAVENPORT, EVANS, HURWITZ & SMITH, L.L.P.